Exhibit 5.1

The McGeary Law Firm, P.C.

1600 Airport Fwy., Suite 300

Bedford, Texas 76022

(817)-282-5885 phone

(817)-282-5886 fax

May 12, 2022

Kidpik Corp.

200 Park Avenue South, 3rd Floor

New York, New York 10003

Re: Form S-8 Registration Statement

Ladies and Gentlemen:

I have acted as counsel for Kidpik Corp., a Delaware corporation (the “Company”), in connection with the Company’s registration under the Securities Act of 1933, as amended (the “Act”), relating to an aggregate of 2,600,000 shares of common stock, $0.001 par value per share (the “Shares”) of the Company, pursuant to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on May 12, 2022, which Shares may be issued from time to time in accordance with the terms of the Company’s First Amended and Restated 2021 Equity Incentive Plan (the “Plan”). The Shares include (a) 264,000 shares of common stock, $0.001 par value per share (“Common Stock”), reserved for issuance upon the vesting and settlement of restricted stock units previously issued under the Plan (the “RSUs” and the shares issuable pursuant thereto, the “RSU Shares”); (b) 480,000 shares of Common Stock reserved for issuance upon vesting and exercise of outstanding options granted under the Plan (the “Options” and the shares of common stock issuable upon exercise thereof, the “Option Shares”); and (c) 1,856,000 shares of Common Stock reserved for future awards under the Plan (the “Reserve Shares”, and together with the RSU Shares and Option Shares, the “Shares”).

I have reviewed such matters of law as I considered necessary or appropriate as a basis for the opinion expressed below. As to various questions of fact material to the opinions expressed below, I have, without independent third party verification of their accuracy, relied in part, and to the extent I deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to me by the Company, including the Registration Statement and, to the extent that I deemed such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

With your permission, I have made and relied upon the following assumptions, without any independent investigation or inquiry by me, and my opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to me by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that I have reviewed; and (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) and the Plan are accurate and complete.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, and having due regard for the legal considerations I deem relevant, I am of the opinion that the RSU Shares and Option Shares have been duly authorized and when (a) the Shares are issued by the Company in accordance with the terms of the Plan and the instruments executed pursuant to the Plan, as applicable (including in connection with the RSU Shares and Option Shares, the RSU Agreements and Option Agreements, respectively), which govern the awards to which any Shares relate, and (b) when the payment of the consideration for such Shares pursuant to the terms of such Plan and award agreements, have been made, if any, such Shares will be legally issued, fully paid and non-assessable.

This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement. Without limiting the generality of the foregoing, I neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated above with respect to the Shares.

I express no opinion as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. I have made such examination of Delaware law as I have deemed relevant for purposes of this opinion. I express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is rendered as of the date hereof, and I undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Sincerely,

/s/ The McGeary Law Firm, P.C.
The McGeary Law Firm, P.C.